Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE, LLP
150 E. 42nd Street
New York, NY 10017

April 30, 2010

Capital Gold Corporation
76 Beaver Street, 14th Floor
New York, NY  10005

Ladies and Gentlemen:

We have acted as counsel to Capital Gold Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to that certain Business Combination Agreement (the “Agreement”), dated as of February 10, 2010, by and between the Company and Nayarit Gold Inc., an Ontario corporation, for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, $0.01 par value per share (the “Shares”), including shares of common stock issuable upon exercise of warrants and options to purchase common stock being assumed in connection with the Business Combination (the “Assumed Warrant Shares” and the “Assumed Option Shares” and together with the Shares, the “Securities”).

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company currently in effect, (iii) the By-laws of the Company currently in effect, (iv) the Agreement, (v) the resolutions adopted by the Board of Directors of the Company relating to the Agreement and certain related matters, and (vi) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Business Combination and transactions contemplated by the Business Combination Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver o breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law and (iv) there has not occurred any change in law materially adversely affecting the power of the company to issue and deliver the securities or the validity of such securities.

 Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the SEC.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance in connection with the Business Combination (as defined in the Agreement) and, upon consummation of the Business Combination, and the issuance of the Securities pursuant to their terms and in accordance with the terms and conditions of the Agreement (including, with respect to the Assumed Warrant Shares and the Assumed Option Shares, the payment of the exercise price therefor by the holders thereof), the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the joint proxy statement/prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is furnished by us, as counsel of the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

Very truly yours, /s/ Ellenoff Grossman & Schole LLP